                                                                    EXHIBIT 10.7

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 19th day of February 1997, by and among J. Hal Roberts, Jr. ("Executive"), the First National Bank and Trust Company of the Treasure Coast (the "Bank") and the Bank's parent corporation, Seacoast Banking Corporation of Florida (the "Company").

     WHEREAS, the Bank and the Company desire to employ Executive as President/St. Lucie County and Executive Vice President, respectively, and Executive desires to serve in such positions; and

     WHEREAS, in order to provide adequate assurances to Executive as an inducement to commence and continue his employment with the Bank and the Company, the Bank and the Company desire to enter into this Agreement to set forth the terms of his employment, and to provide for certain payments contingent upon a change in control of the Bank or the Company as hereinafter provided ("Change in Control"); and

     WHEREAS, Executive desires to enter into this Agreement and to devote his full time best efforts to the Bank and the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1.  EMPLOYMENT

     (a) Bank. The Bank shall employ Executive as President/St. Lucie County of the Bank with the duties, responsibilities and powers of such office as assigned to him as of the Effective Date set forth in Section 2 hereof and as customarily associated with such office, and Executive shall serve the Bank in such capacity during the term of this Agreement. Executive acknowledges that such duties, responsibilities and powers may be increased from time to time by the Board of Directors of the Bank, that the position held by Executive may be changed to another executive position with the Company or its subsidiaries, including the Bank, or Executive's employment may be terminated pursuant to Section 4(c) hereof by action of the Board of Directors of the Bank prior to a Change in Control and that such a change in position, duties, responsibilities, powers or a termination of employment pursuant to Section 4(c) hereof whether prior to or following a Change in Control shall not entitle Executive to the benefits provided for in Section 5(c), unless such change or termination is not made in good faith.

     (b) Company. The Company shall employ Executive as Executive Vice President of the Company with the duties, responsibilities and powers of such office as assigned to him as of the Effective Date set forth in Section 2 hereof and as customarily associated with such office, and Executive shall serve the Company in such capacity during the term of this Agreement. Executive acknowledges that such duties, responsibilities and powers may be increased from time to time by the Board of Directors of the Company, that the position held by Executive may be changed to another executive position with the Company or its subsidiaries, including the Bank, or Executive's employment may be terminated pursuant to Section 4(c) hereof by action of the Board of Directors of the Company prior to a Change in Control and that such a change in position, duties, responsibilities, powers or a termination of employment pursuant to Section 4(c) hereof whether prior to or following a Change in Control shall not entitle Executive to the benefits provided for in Section 5(c), unless such change or termination is not made in good faith.

     (c) Executive represents, warrants and covenants to the Bank and the Company that he will be available to commence his duties hereunder immediately at the Effective Time of the Merger (as defined in Section 2 hereof) and that this Agreement and his performance of services hereunder does not breach or conflict with any other agreements or instruments to which Executive is a party or may be bound, and that he shall faithfully and diligently discharge his duties and responsibilities under this Agreement, and shall use his best efforts to implement the policies established by the Board of Directors and the Chief Executive Officer of the Bank and the Company, respectively.

     (d) During the term of this Agreement, Executive shall devote his full and exclusive business time, energy and skill to the businesses of the Bank and the Company, to the promotion of the interests of the Bank and the Company and to the fulfillment of Executive's obligations hereunder.

2. TERM

     This Agreement will become effective (the "Effective Date") immediately prior to the Effective Time of the merger of Port St. Lucie National Bank Holding Corporation with and into Seacoast Banking Corporation of Florida (the "Merger"). The term of this Agreement shall be three (3) years from the Effective Date, unless further extended by mutual consent of the Bank, the Company and Executive or sooner terminated as herein provided. Unless 90 days' prior notice of nonrenewal is given by the Executive, the Bank or the Company prior to the end of the initial and any subsequent term hereof, this Agreement shall automatically be renewed on the expiration of the initial term and annually thereafter through the next succeeding anniversary of this Agreement.

     Executive hereby voluntarily terminates and surrenders any rights Executive may have under any employment, change in control, severance or similar agreement or understanding, whether written or oral between Executive and Port St. Lucie National Bank Holding Corporation or any of its affiliates.

3.  COMPENSATION AND BENEFITS

     The Bank shall pay or provide to Executive the following items as compensation for his services hereunder:

          (i) A base salary of $150,000 per year, payable in monthly installments, which base salary may be increased from time to time in accordance with normal business practices of the Bank; and

          (ii) A grant of stock options to purchase 9,000 shares of Company Class A Common Stock under the Company's 1996 Long-term Incentive Plan (the "1996 Plan") with an exercise price per share equal to the "fair market value" of one share of Company Common Stock on the date that the options are granted. Fair market value shall be determined with respect to the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined (or as otherwise specified in the 1996 Plan). Such options will vest ratably over four years. Such grant will be made concurrently with the Company's next regularly scheduled grant of stock options, and not later than 60 days after the Effective Date.

          (iii) Hospitalization insurance (including major medical), long-term disability insurance, and life insurance in accordance with the Bank's insurance plans for senior management and their dependents as such plans may provide and may be modified from time to time; and

          (iv) Reasonable club dues.

     The above-stated terms of compensation shall not be deemed exclusive or prevent Executive from receiving any other compensation, including, without limitation, bonuses, provided by the Bank and/or the Company. Executive shall be entitled to participate in all current and future employee benefit plans and arrangements in which the senior management of the Bank is permitted to participate. The Company does not separately compensate its officers who are also officers of the Bank and no additional compensation will be payable by the Company hereunder.

4.  TERMINATION

     Executive's employment under this Agreement shall terminate:

     (a) Death.  Upon Executive's death; or

     (b) Disability. Upon notice from the Bank to Executive in the event Executive becomes "permanently disabled." For purposes of this Agreement, Executive shall be deemed "permanently disabled" if he has been disabled by bodily or mental illness, disease, or injury, to the extent that, in the opinion of the Board of Directors, he is prevented from performing his material and substantial duties of employment, and provided further that such disability has continued substantially for six (6) months preceding such notice. If requested by the Bank, Executive shall submit to an examination by a physician selected by the Bank for the purpose of determining or confirming the existence or extent of any disability; or

     (c) Cause. Upon notice from the Bank to Executive for cause. For purposes of this Agreement, "cause" shall be (i) a willful and continued failure by Executive to perform his duties as President/St. Lucie County of the Bank and Executive Vice President of the Company as established by their respective Boards of Directors (other than due to disability), or (ii) a breach by Executive of his fiduciary duties of loyalty or care to the Bank or the Company, or (iii) a willful violation by Executive of any provision of this Agreement, or
(iv) a conviction or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud, dishonesty or a breach of trust, or (v) a breach of the Bank's Code of Ethics, or (vi) commission by Executive of a willful or negligent act which causes material harm to the Bank or the Company, or (vii) habitual absenteeism, alcoholism or other form of drug or other addiction, or (viii) any violation of laws or regulations such that Executive ceases to be eligible to serve as an executive officer of a depository institution or a depository institution holding company or (ix) Executive becomes ineligible to be bonded at costs consistent with the Bank and/or the Company's other senior officers. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Bank in accordance with Section 4(e), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Bank and/or the Company, such event shall be deemed cause for termination by the Bank.

     Any notice of termination of Executive's employment with the Bank or the Company for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the effective date of termination ("Termination Date"); or

     (d) Change in Control. Upon notice by Executive to the Bank or the Company following a "Change in Control" (as defined in this Section 4(d)), provided Executive terminates his employment within one (1) year following the effective date of such Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) the Bank or Company shall become a direct or indirect subsidiary of, or shall be merged or consolidated with or into, another entity, which entity is neither controlled by the Company nor the Bank or if 51% or more of the voting power of shares of (x) Class A Common Stock, (y) Class B Common Stock or (z) the shares of Class A and Class B Common Stock voting together as one class, of the resulting entity are not held by persons who were shareholders of the Company or Bank immediately before the transaction, subject to the limitations of subparagraph (iii) below; or (ii) substantially all of the assets of the Company or Bank shall be sold or transferred to a person or entity, which person or entity is neither controlled by the Bank nor Company or if 51% or more of the voting power of shares of (x) Class A Common Stock, (y) Class B Common Stock or (z) the shares of Class A and Class B Common Stock voting together as one class are not held by persons who were shareholders of the Bank or Company immediately prior to the asset sale, subject to the limitations of subparagraph (iii) below; or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), or persons acting together or in concert, and who are not at the date hereof beneficial owners (individually or collectively) of 10% or more of the common stock of the Company or the Bank of any class or series become the "beneficial owner" (as defined in Rule 13(d) of the Securities Exchange Act of 1934 as amended) of securities of the Bank or the Company representing 45% or more of the voting power of either any individual class of securities or of any classes which vote together of the Bank's or Company's then outstanding securities, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Bank; or

     (e) Breach. Upon notice from Executive to the Bank and/or the Company of the Bank's and/or the Company's failure to comply with any material provision of this Agreement, provided that the Bank or the Company, as the case may be, shall have thirty (30) days from the receipt of such notice to cure any such failure under this Agreement. If such failure shall be cured or if the Bank shall have taken steps to cure the failure within the thirty (30) day period, Executive shall have no right to terminate his employment under the provisions of this
Section 4(e); or

     (f) Change in Position or Duties. Upon notice from Executive to the Bank and/or the Company in the event Executive is not elected President/St. Lucie County and Executive Vice President of the Bank and the Company, respectively, with the duties and powers which are customarily associated with such office; provided that any change in Executive's title that results from a general restructuring of the Bank's or Company's title structure shall not result in any consequence under this Section 4(f); or

     (g) Improper Termination by Company. Upon notice from Executive to the Bank and/or the Company, as applicable, upon a purported termination of Executive's employment by the Bank and/or the Company for cause, if it is ultimately determined that cause did not exist; or

     (h) Expiration of Term. Upon the expiration of the term of this Agreement as set forth in Section 2.

5.  COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION

     (a) Upon Executive's death, the Bank shall pay Executive's full base salary in accordance with the terms set forth in Section 5(c) below. In addition, the Bank shall continue to pay for and provide to Executive's spouse and eligible dependents hospitalization insurance (including major medical), and any such other health insurance benefits comparable to that coverage that would have been provided under the Bank's group health insurance plan to Executive's spouse and eligible dependents at the date of Executive's death, at such time in accordance with the terms set forth in Section 5(c).

     (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Bank shall pay to Executive compensation and benefits as set forth in Section 5(c) below, provided that Executive's base salary shall be reduced by any amounts received by Executive under the Bank's long term disability plan or from any other collateral source payable due to disability, including, without limitation, social security benefits. If Executive shall remain permanently disabled beyond the period set forth in
Section 5(c) below, Executive shall receive only such amounts, if any, as are payable under the Bank's long term disability plan or under any other employee benefit or welfare plan in which Executive participated and is entitled to benefits.

     (c) If Executive's employment shall be terminated by Executive pursuant to Sections 4(d), (e), (f) or (g), or by the Bank for any reason other than for cause as set forth in Section 4(c), the Bank shall continue to pay to Executive or his estate or beneficiaries his full base salary (including any other cash compensation) to which Executive would be entitled at the Termination Date or on the date of a Change in Control, whichever date will result in the greater base salary, for a period of two (2) years following the Termination Date. In addition, the Bank shall continue to pay his and his dependents' (to the extent provided in Section 3(iii) hereof, hospitalization insurance premiums (including major medical), long term disability premiums and life insurance premiums for a period of two (2) years or until his earlier death. The compensation and benefits payable under this Section 5(c) are hereinafter referred to as "Severance Benefits."

     The payment of Severance Benefits is in recognition and consideration of the continued services by Executive to the Bank and the Company and is not in any way to be construed as a penalty or damages. Executive shall not be required to mitigate the amount of any payment of Severance Benefits by seeking other employment or otherwise. The payment of Severance Benefits shall not affect any other sums or benefits otherwise payable to Executive under any other employment compensation or benefit or welfare plan of the Bank.

     (d) In the event termination is for any reason other than as described in
Section 5(a), (b), or (c) above, the Bank shall pay Executive his full salary through the date of termination and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, stock option or pension plan of the Bank, and the terms of those plans, programs, or arrangements shall govern.

6.  NONCOMPETITION AND NONDISCLOSURE

     (a) To induce the Bank and the Company to enter into this Agreement, Executive agrees that during the term of this Agreement and for a period of two
(2) years after the termination of employment or service of Executive hereunder, Executive will not, within Martin, Indian River or St. Lucie Counties, Florida or any other county wherein the Bank, the Company and/or the Company's direct or indirect subsidiaries conduct business at the date his employment is terminated, as principal, agent, trustee or through the agency or on behalf of any corporation, partnership, association, trust or agent or agency, (i) engage in the business of banking, fiduciary services, securities brokerage, investment management or services, lending or deposit taking, (ii) control or own beneficially (directly or indirectly) 5% or more of the outstanding capital stock or other ownership interest (a "Principal Stockholder") of any corporation or person engaged in or controlling any such business other than the Company or Bank, or (iii) serve as an officer, director, trustee, agent or employee of any corporation, or as a member, employee or agent of any partnership, or as an owner, trustee, employee or agent of any other business or entity, which directly or indirectly conducts such business within Martin, Indian River or St. Lucie Counties, Florida, or any other county wherein the Bank, the Company and/or the Company's direct or indirect subsidiaries conduct business at the date his employment is terminated. Executive further agrees that during the term of this Agreement and for a period of two (2) years after the termination of employment or service of Executive hereunder, Executive will not solicit any employee to leave their employment with the Company or Bank or any Company or Bank subsidiaries for any reason or otherwise interfere with the employment relationship of the Company, the Bank and such subsidiaries with any employee. For purposes of this Agreement, it shall be presumed that Executive has solicited such an employee or interfered with such employee relationships of the Company, the Bank, or their subsidiaries if Executive serves as an officer, director, trustee, managing agent or as a Principal Stockholder of any person or entity which hires or seeks or negotiates the employment or hiring of any such employee as an officer or other management official or consultant. In the event that the provisions of this Section 6(a) should be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed automatically to the maximum time or geographic limitations so permitted. The foregoing notwithstanding, Executive may engage in activities on behalf of civic, community and charitable nonprofit organization after termination of employment, and may manage the assets of any such organization not engaged in the businesses set forth in this Section 6(a).

     (b) Executive recognizes and acknowledges that he will have access to certain confidential information of the Company, the Bank and of their subsidiaries and affiliates, including, without limitation, customer lists, information regarding customers, confidential methods of operation, lending, credit information, organization, pricing, mark-ups, commissions and other information and that all such information constitutes valuable, special and unique property of the Company, Bank and their subsidiaries and affiliates. Such information is herein referred to as "Trade Secrets". The term Trade Secret shall not include information which is or becomes generally available to the public other than as a result of a disclosure by Executive or representatives, agents or affiliates of Executive. Executive will not disclose or directly or indirectly utilize in any manner, including without limitation to solicit any customer of the Company, the Bank or their affiliates, except family members of Executives, any such Trade Secrets for his own benefit or the benefit of anyone other than the Company, Bank and their subsidiaries and affiliates during the term of this Agreement and for a period of two (2) years after the term of this Agreement. In the event of a breach or threatened breach by Executive of the provisions of this Section 6(b), the Company, the Bank, or any subsidiary or affiliate of the Company or the Bank shall be entitled to an injunction restraining Executive and any others from disclosing or utilizing, in whole or in part, such Trade Secrets. Nothing herein shall be construed as prohibiting or limiting the Company, Bank, or any subsidiary or affiliate of the Company or the Bank from exercising any other available rights or remedies for such breach or threatened breach, including, without limitation, the recovery of damages from Executive or others.

     In the event that Executive is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Trade Secrets, Executive shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Executive is nonetheless, in the written opinion of counsel, legally compelled to disclose Trade Secrets to any tribunal or else stand liable for contempt or suffer other censure or penalty, Executive may, without liability hereunder, disclose to such tribunal only that portion of the Trade Secrets which such counsel advises Executive is legally required to be disclosed, provided that Executive exercises his best efforts to preserve the confidentiality of the Trade Secrets, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Trade Secrets by such tribunal.

7.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement other than as a result of the provisions of Section 6 hereof shall be settled exclusively by arbitration. Each party shall appoint one arbitrator and shall notify in writing the other party of such appointment and request the other party to appoint one arbitrator within thirty (30) days of receipt of such request. If the party so requested fails to appoint an arbitrator, the party making the request shall be entitled to designate two arbitrators. The two arbitrators shall select a third. The written decision of a majority of the arbitrators shall be binding upon the Bank and Executive and enforceable by law. The arbitrators shall, by majority vote, determine the place for hearing, the rules of procedure, and allocation of the expenses of the arbitration. Absent any written agreement to the contrary, the rules of the American Arbitration Association shall apply to any arbitration proceedings.

8.  APPLICATION OF CODE SECTION 280G

     If any payment of Severance Benefits hereunder shall be determined to be an "excess parachute payment" as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), which subjects Executive to an excise tax under Section 4999(a) of the Code, the Bank shall pay a supplemental benefit equal to the excise tax and all state and federal income taxes on the supplemental benefit. Executive agrees to fully cooperate with the Bank should the Bank determine to challenge, for whatever reason, any determination by the Internal Revenue Service that Severance Benefits paid hereunder constitute "excess parachute payments" as defined by Section 280G of the Code.

9.  SUCCESSORS, BINDING AGREEMENT

     (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank or the Company regardless of whether such occurrence constitutes a Change in Control hereunder and the Bank and the Company shall require any such successor to expressly assume and agree to perform this Agreement. As used in this Agreement, "Company" and "Bank" shall mean the Company and the Bank as herein respectively defined and any successors or assigns to their respective business and/or assets as aforesaid which is required by this Agreement to assume and perform this Agreement, whether by operation of law or otherwise. In the event any successor to the Company has total assets in excess of $8 billion and does not maintain a Florida-based holding company, then the term "successor" shall only include the bank resulting from such transaction.

     (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

10.  MISCELLANEOUS

     (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

     Executive:

          Mr. J. Hal Roberts, Jr.

        --------------------------------------------

        --------------------------------------------

     Bank or the Company:

        815 Colorado Avenue
        Stuart, Florida 34994
        Attn: Mr. Dennis S. Hudson, III

     (b) If any provision of this Agreement shall be determined to be void by any court or arbitrium of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

     (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

     (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be modified or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     (e) The recitals contained in this Agreement are expressly made a part hereof.

     (f) This Agreement represents the entire understanding and agreement among the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof. It is intended and agreed that the Company, the Bank and its direct and indirect subsidiaries are express beneficiaries of this Agreement and may enforce the provisions hereof to the same extent as the Bank.

     (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     IN WITNESS WHEREOF, Executive has executed this Agreement and the Bank and the Company have caused this Agreement to be executed under seal by their respective undersigned officers, thereunto duly authorized, as of the day and year first above written.

                                          EXECUTIVE


                                                /s/ J. HAL ROBERTS, JR.


                                          --------------------------------------

                                                   J. Hal Roberts, Jr.


                                          FIRST NATIONAL BANK AND TRUST
                                          COMPANY OF THE TREASURE COAST


                                          By:    /s/ DENNIS S. HUDSON, III

                                            ------------------------------------

                                            Name: Dennis S. Hudson, III


                                            Title: President


                                          SEACOAST BANKING CORPORATION
                                          OF FLORIDA


                                          By:    /s/ DENNIS S. HUDSON, III

                                            ------------------------------------

                                            Name: Dennis S. Hudson, III


                                            Title: Executive Vice President and


                                               Chief Operating Officer

                                                                     APPENDIX II


                            FORM OF FAIRNESS OPINION


                                 March 25, 1997


Board of Directors

Port St. Lucie National Bank Holding Corp.
1100 S.W. St. Lucie W. Blvd.
Port St. Lucie, FL 34996

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Port St. Lucie National Bank Holding Corp. ("PSHC") and its shareholders of terms of the Agreement and Plan of Merger dated February 19, 1997 ("Agreement") by and between Seacoast Banking Corporation of Florida ("Seacoast") and PSHC. The Agreement provides for the merger of PSHC with and into Seacoast (the "Merger").

     The terms of the Agreement provide for the aggregate issuance of 900,000 shares of Seacoast Class A Common Stock to PSHC common shareholders, option holders and warrant holders (collectively referred to as "shareholders"). The exchange ratio to PSHC common shareholders (the "Stock Exchange Ratio") shall be determined by dividing the Purchase Price Per Share by the Seacoast Stock Price, both terms being defined in the Agreement. PSHC options will be convened into the right to purchase Seacoast Common Stock, adjusted for the Stock Exchange Ratio. The exchange ratio to warrant holders (the "Warrant Exchange Ratio") shall be determined by dividing (i) the difference between the Purchase Price Per Share and $8.26 (the exercise price for all warrants) by (ii) the Seacoast Stock Price. PSHC has the right to terminate the transactions the Purchase Price Per Share is less than $24.62.

     In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of PSHC and Seacoast including but not limited to the following: (i) the audited financial statements of PSHC and Seacoast for the period 1991 through 1996; (ii) the reported prices and stock trading activity of PSHC and Seacoast; (iii) publicly available information regarding the performance of certain other companies whose business activities were, believed to be generally comparable to those of PSHC and Seacoast; (iv) the financial terms, to the extent publicly available, of certain comparable bank merger transactions; (v) the strategic objectives of the Merger and the synergies and other benefits of the Merger for the combined company as described by senior management of PSHC and Seacoast; and (vi) such other analysis and information as we deemed relevant.

     In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the assets or properties of PSHC or Seacoast, and have instead relied upon representations and information of PSHC and Seacoast, in the aggregate. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to PSHC or Seacoast, or to PSHC shareholders. We have assumed in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to PSHC and its shareholders.

     Austin Associates participated in discussions and negotiations with representatives of PSHC and Seacoast and their financial and legal advisors. For our services, including the rendering of this opinion, PSHC will pay us a fee and indemnify us against certain liabilities, including liabilities under the securities laws.

     We consent to the use of this opinion in the Joint Proxy
Statement/Prospectus which is a part of Seacoast's Registration Statement on Form S-4.

     Based upon our analysis and subject to the qualifications described herein, we believe that, as of the date of this letter, the terms of the Merger are fair, from a financial point of view, to PSHC and its shareholders.

Austin Associates, Inc.


By:
         /s/ RICHARD F. MARONEY, JR.
    ----------------------------------

         Richard F. Maroney, Jr.


       Executive Vice President and
                Principal



March 25, 1997


                                        2